UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2015

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 28, 2015, Mondelēz International, Inc., a Virginia corporation, issued a press release announcing earnings for the third quarter ended September 30, 2015. A copy of the earnings press release is furnished as Exhibit 99.1 to this current report.

This information, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and it will not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)

On October 28, 2015, we announced Mark A. Clouse will become our Chief Commercial Officer and Timothy P. Cofer will become our Chief Growth Officer; both changes will become effective in January 2016.

Mr. Clouse, age 47, has been serving as our Executive Vice President and Chief Growth Officer since July 2014 and served as Executive Vice President and President, North America from October 2012 to March 2015. Prior to that Mr. Clouse served as President of the Snacks and Confectionery business in North America from June 2011 to October 2012 and Senior Vice President of the Biscuits Global Category Team from October 2010 to June 2011. He was Managing Director of Kraft Foods Brazil from January 2008 to September 2010 and President of Kraft Foods Greater China from January 2006 to January 2008. Prior to that, Mr. Clouse held various positions of increasing responsibility around the world. Before joining Mondelēz International in 1996, Mr. Clouse served in the United States Army for seven years, attaining the rank of Captain.

Mr. Clouse was not selected pursuant to any arrangement or understanding between him and any other person. Mr. Clouse has no family relationships with any of our directors or executive officers. There have been no related person transactions between Mondelēz International and Mr. Clouse reportable under Item 404(a) of Regulation S-K.

Mr. Cofer, age 46, became Executive Vice President and President, Asia Pacific and EEMEA in September 2013. Prior to that, he served as Executive Vice President and President, Europe, from August 2011 until September 2013, Senior Vice President, Global Chocolate Category from June 2010 to August 2011, Senior Vice President, Strategy and Integration from January 2010 to June 2010, President of Pizza from January 2008 to January 2010, Senior Vice President and General Manager of Oscar Mayer from January 2007 to January 2008 and Vice President and General Manager of EU Chocolate from June 2003 to January 2007. Mr. Cofer joined Mondelēz International in 1992.

Mr. Cofer was not selected pursuant to any arrangement or understanding between him and any other person. Mr. Cofer has no family relationships with any of our directors or executive officers. There have been no related person transactions between Mondelēz International and Mr. Clouse reportable under Item 404(a) of Regulation S-K.

We also announced that David A. Brearton, our Executive Vice President, Strategic Initiatives will retire at the end of 2015.

Item 8.01. Other Events.

On October 28, 2015, we announced the following structural changes to our leadership team:

Maurizio Brusadelli will become Executive Vice President and President of Asia Pacific and report to Mark Clouse, effective January 2016.

Gustavo Abelenda, Executive Vice President and President Latin America; Lawrence MacDougall, Executive Vice President and President Eastern Europe, Middle East and Africa; Roberto de Oliveira Marques, Executive Vice President and President, North America and Hubert Weber, Executive Vice President and President, Europe all will continue in their current roles and will report to Mark Clouse, effective January 2016.

Tracey Belcourt, our Executive Vice President, Strategy, will leave Mondelēz International at the end of 2015.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit

Exhibit Number	Description

99.1	Mondelēz International, Inc. Press Release, dated October 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Brian T. Gladden
Name:	Brian T. Gladden
Title:	Executive Vice President and Chief Financial Officer

Date: October 28, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Mondelēz International, Inc. Press Release, dated October 28, 2015.